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                          REGISTRATION RIGHTS AGREEMENT


       This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March __, 2000 by and between HNC SOFTWARE INC., a Delaware corporation ("HNC"), on the one hand, and the undersigned individuals who have executed and delivered to HNC a counterpart signature page to this Agreement (collectively, the "SECURITY HOLDERS" and each individually, a "SECURITY HOLDER"), on the other hand. The Security Holders are, on the above date, all of the shareholders of ONYX Technologies, Inc. ("ONYX").

                                 R E C I T A L S

       A. ONYX, HNC and a wholly-owned subsidiary of HNC ("SUB") have entered into an Agreement and Plan of Reorganization dated as of March __, 2000 (the "PLAN"). Pursuant to the Plan, Sub is to be merged with and into ONYX in a statutory merger (the "MERGER"), with ONYX to be the surviving corporation of the Merger and thus to become a wholly-owned subsidiary of HNC. The date on which the Merger becomes effective shall be the effective date of this Agreement (the "EFFECTIVE DATE"), and no party shall have any rights or obligations under this Agreement until the Merger becomes effective.

       B. This Agreement is entered into in connection with and concurrently with the execution and delivery of the Plan in order to provide for the grant by HNC to the Security Holders certain Form S-3 registration rights to resell at the earliest practicable time a portion of the shares of HNC Common Stock that are issued to them in connection with the Merger pursuant to the Plan, all subject to the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.     REGISTRATION RIGHTS

       1.1    CERTAIN DEFINITIONS. For purposes of this Agreement:

              (a) SECURITIES ACT. The term "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, or any successor law.

              (b) EXCHANGE ACT. The term "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any successor law.

              (c) REGISTRATION. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

              (d) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (i) for each Security Holder, 30,000 of the shares of HNC Common Stock (OTHER THAN shares placed in escrow pursuant to the Plan and related agreements) that are issued to the Security Holder in the Merger pursuant to the Plan upon the conversion in the Merger of the outstanding shares of ONYX Common Stock that are owned and held by Security Holder immediately prior to the

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Effective Time; the aggregate number of shares of HNC Common Stock for all
Security Holders is 90,000; plus (ii) any shares of HNC Common Stock that may be issued as a dividend or other distribution (including without limitation shares of HNC Common Stock issued in a subdivision and split of HNC's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of HNC Common Stock described in clause (i) of this
Section 1.1(d); PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "Registrable Securities" shall NOT include any such shares described in clauses (i) or (ii) above that are: (v) shares placed in escrow pursuant to the Plan and related agreements; (w) registered under the Securities Act OTHER THAN pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of HNC Common Stock shall be Registrable Securities. Except as provided in clause
(ii) of the first sentence of this Section 1.1(d), without limitation, the term "Registrable Securities" does not include any shares of HNC Common Stock that were not issued in connection with the Merger.

              (e) HOLDER. The term "HOLDER" means: (i) a Security Holder who has executed and delivered to HNC a counterpart signature page to this Agreement and is the original holder of any Registrable Securities; (ii) any assignee of record of Registrable Securities that were originally held by such a Security Holder and to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

              (f) SEC. The term "SEC" or the term "COMMISSION" means the U.S. Securities and Exchange Commission.

              (g) FORM S-3. The term "FORM S-3" means a registration statement filed under Form S-3 under the Securities Act, as such is in effect on the Effective Date, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by HNC with the SEC.

              (h) RULE 415. The term "RULE 415" means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

              (i) DEFINED TERMS FROM PLAN. Capitalized terms used in this Agreement but not defined in this Section 1 or elsewhere in this Agreement shall have the same meanings given to such terms in the Plan.

       1.2    FORM S-3 SHELF REGISTRATION.

              (a) FILING AND REGISTRATION PERIOD. Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable following the Effective Time of the Merger, and consistent with the requirements of applicable law, HNC shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "SHELF REGISTRATION"). HNC shall use its

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diligent efforts to have such Shelf Registration declared effective as soon as reasonably practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "REGISTRATION PERIOD") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "DATE OF EFFECTIVENESS") and ending no earlier than the conclusion of the Permitted Window provided for in Section 1.2(h) below. HNC shall have no duty or obligation to keep the Shelf Registration
(or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period. Accordingly, the Security Holders acknowledge that registration of the Registrable Securities under the Securities Act will cease to be effective (and that the Shelf Registration will be cancelled and withdrawn) after the conclusion of the Permitted Window.

              (b) LIMITATIONS. Notwithstanding the provisions of Section 1.2(a) above, HNC shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 1.2 of this Agreement, as applicable:

                     (i) if HNC ceases to be eligible to use Form S-3 for such offering by the Holders; PROVIDED that HNC will use commercially reasonable diligent efforts to continue its eligibility to use Form S-3 during the Registration Period;

                     (ii) if Form S-3 does not then permit the registration on such form of registration statement of an offering by the Holders of the type contemplated by this Agreement;

                     (iii) if HNC is acquired and its Common Stock ceases to be publicly traded;

                     (iv) in any particular jurisdiction in which HNC would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless HNC is already subject to service of process in such jurisdiction;

                     (v) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or

                     (vi) if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable); PROVIDED that the plan of distribution in the Shelf Registration (or Subsequent Registration as applicable) shall be in standard and customary form for non-underwritten re-sale offerings pursuant to registration statements on Form S-3.

              (c) SUBSEQUENT REGISTRATION. If the Shelf Registration becomes effective under the Securities Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period,

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then HNC shall use its diligent efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 30 days after such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "SUBSEQUENT REGISTRATION"). If a Subsequent Registration is filed, HNC shall use its diligent efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

              (d)    SUPPLEMENTS AND AMENDMENTS. Subject to the provisions of
Section 1.2(h) and Section 1.3, during the Registration Period HNC shall supplement and amend the Shelf Registration if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by HNC for such Shelf Registration.

              (e) TIMING AND MANNER OF SALES. No sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 1.2 may be made except during the Permitted Window (as defined in Section 1.2(h) below). In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 1.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement (which methods of distribution shall be in standard and customary form for non-underwritten re-sale offerings pursuant to registration statement on Form S-3) for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement, which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). A Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides HNC with a written opinion of counsel, satisfactory to counsel to HNC, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

              (f) NO UNDERWRITINGS. No sale of Registrable Securities under any Shelf Registration (or Subsequent Registration) effected pursuant to this Section 1.2 may be effected pursuant to any underwritten offering without HNC's prior written consent, which may be withheld in HNC's sole and absolute discretion.

              (g) NOTICE OF RESALE. Each Holder hereby notifies HNC of such Holder's intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities in the Permitted Window (as defined below), pursuant to the Shelf Registration (or Subsequent Registration, as applicable) and that such Holder's intended plan of distribution of such Registrable Securities will conform to the plan of distribution contained in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

              (h)    PERMITTED WINDOW; SALE PROCEDURES.

                     (i) The "PERMITTED WINDOW" is a period of 30 consecutive calendar days (subject to Sections 1.3 and 1.6(c)) commencing upon HNC's giving written notice to the

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Security Holders that the prospectus contained in the Form S-3 registration statement filed pursuant to Section 1.2 of this Agreement is available to be used for the resale of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable) (the "WINDOW NOTICE"). Upon receipt of notification from the SEC that the Shelf Registration is effective, HNC will give the Window Notice to all Holders as soon as practicable, but in no event more than four business days after HNC's receipt of such notification from the SEC, that the Registration Statement is effective and that the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for HNC during this four-day period to supplement the prospectus or make an appropriate filing under the Exchange Act so as to cause the prospectus to become current).

                     (ii) HNC shall not be obligated to keep the registration statement for the Shelf Registration (or any Subsequent Registration) current during any period other than the Permitted Window.

                     (iii) If, pursuant to Section 1.3(a) or Section 1.6(c), HNC postpones the Permitted Window before it commences, then the Permitted Window shall be postponed as provided in Section 1.3(c) or Section 1.6(c), as applicable.

                     (iv) If pursuant to Section 1.3(b) or Section 1.6(c), HNC suspends the Permitted Window after the Permitted Window has commenced, then the remaining portion of the Permitted Window shall be postponed as provided in Section 1.3(c) or Section 1.6(c), as applicable.

              (i) TRADING WINDOW COMPLIANCE. The Holders acknowledge that HNC maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "HNC TRADING POLICY") and that the HNC Trading Policy requires that those directors, officers, employees and other persons whom HNC determines to be "Insiders" or "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the HNC Trading Policy (and members of their immediate families and households) are permitted to effect trades in HNC securities: (i) only during those specified time periods ("TRADING WINDOWS") in which such persons are permitted to make sales, purchases or other trades in HNC's securities under the "trading window" provisions of the HNC Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with HNC's Insider Trading Compliance Officer. It is not anticipated that any of the Holders will be subject to the "trading window" and/or "pre-clearance" provisions of the HNC Trading Policy described above, but if any Holder does become subject to such provisions then, notwithstanding anything herein to the contrary, (i) such Holder may sell, transfer or dispose of Registrable Securities only during those trading windows during which such HNC "Insiders" or "Access Personnel" are permitted to effect trades in HNC stock under the HNC Trading Policy and only after pre-clearing such trades with HNC's Insider Trading Compliance Officer as provided in the HNC Trading Policy, and (ii) if the effect of subpart (i) is to defer or interrupt the Permitted Window for such Holder, then the Permitted Window for such Holder will be extended by a period of time sufficient to provide the Holder with at least 22 trading days in such Holder's Permitted Window.

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       1.3    POSTPONEMENT OR TERMINATION OF PERMITTED WINDOW. If following
HNC's receipt from the SEC of notification of effectiveness of the Shelf Registration and before the termination of the Permitted Window, HNC shall give to the Holders, as provided in Section 3.1, a certificate, or a copy thereof (a "SECTION 1.3 CERTIFICATE"), signed by the Chief Executive Officer or the Chief Financial Officer of HNC stating that, in the good faith judgment of the Board of Directors of HNC, it would be seriously detrimental to HNC and its security holders for the Permitted Window to be in effect at such time (due, for example, and without limitation, to the existence of a material development or potential material development involving HNC which HNC would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of the Board of Directors of HNC, be premature or otherwise inadvisable at such time or would have a material adverse affect upon HNC and its security holders), then:

              (a) if the Permitted Window has not yet commenced, HNC will have the right to postpone the commencement of the Permitted Window for up to 45 days, as provided in Section 1.3(c); and

              (b) if the Permitted Window has already commenced, HNC will have the right to suspend the Permitted Window for up to 45 days, as provided in Section 1.3(c);

              (c) if the Permitted Window is postponed or suspended as provided in this Section 1.3, the Permitted Window will not commence or recommence, as applicable, until, in the good faith judgement of the Company's Board of Directors or the Company's Chief Executive Officer or Chief Financial Officer, the circumstances no longer require such postponement, but in no event shall the period of such postponement or suspension be longer than 45 days after the date on which such Section 1.3 Certificate is given as provided in Section 3.1; HNC will promptly notify the Holders of the commencement or recommencement, as applicable, of the Permitted Window, and the Permitted Window will commence or recommence, as applicable, when such notice is given and will continue, subject to the terms of this Agreement, until a full 30 trading days have been included in the Permitted Window.

              All Holders shall be bound by HNC's postponement or termination of the Permitted Window.

       1.4 SHARES OTHERWISE ELIGIBLE FOR RESALE. Notwithstanding anything herein to the contrary, HNC shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Holder:

              (a) if HNC or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

              (b) if legal counsel to HNC shall deliver a written opinion to HNC, its transfer agent and the Holders, in form and substance reasonably acceptable to HNC, to the effect that all

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the Registrable Securities then held by such Holder may be resold by such
Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise; or

              (c)    after expiration or termination of the Registration
Period.

       1.5 EXPENSES. HNC shall pay all expenses incurred in connection with any registration effected by HNC pursuant to this Agreement (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

       1.6 OBLIGATIONS OF HNC. Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, HNC will, as expeditiously as reasonably possible:

              (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

              (b) use its diligent efforts to register and qualify the securities covered by the Shelf Registration (or any, Subsequent Registration) under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; PROVIDED that HNC will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless HNC is already so qualified or subject to service of process, respectively, in such jurisdiction; and

              (c) promptly notify each Holder of Registrable Securities covered by the Shelf Registration (or any, Subsequent Registration), at any time during the Permitted Window when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to HNC's Chief Executive Officer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Holders shall hold all such information in strict confidence until it is made publicly available; in the event HNC gives the Holders such notice, the Permitted Window will be postponed or suspended immediately until HNC notifies the Holders in writing that the prospectus is current (HNC will use diligent efforts to cause the prospectus to become current, subject to the circumstances provided for in Section 1.3), whereupon the Permitted Window will commence or recommence and the Permitted Window will continue as provided in the Agreement until a full 30 trading days have been included in the Permitted Window (including any full trading days during which the Permitted Window was open before the postponement or suspension);

              (d) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which HNC's Common Stock is then listed;

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              (e)    for so long as the Shelf Registration (or Subsequent
Registration, as applicable) remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of any supplement to or an amendment of such prospectus prepared by HNC and filed with the SEC as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not, during the Permitted Window, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

              (f) notify the Holders promptly after HNC shall receive notice thereof, of the date and time on which the Shelf Registration (or Subsequent Registration, as applicable) and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Shelf Registration (or Subsequent Registration, as applicable) has been filed;

              (g) notify the Holders promptly of any request by the SEC for the amending or supplementing of the Shelf Registration (or Subsequent Registration, as applicable) or the prospectus contained therein or for any material additional information; and

              (h) advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Shelf Registration (or Subsequent Registration, as applicable) or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

       1.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of HNC to take any action pursuant to this Agreement that the selling Holders will furnish to HNC such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

       1.8 DELAY OF REGISTRATION. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

       1.9    INDEMNIFICATION.

              (a) BY HNC. To the extent permitted by law, HNC will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

                     (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by HNC pursuant to this Agreement pursuant to which

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Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                     (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                     (iii) any violation or alleged violation by HNC of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

PROVIDED HOWEVER, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of HNC (which consent shall not be unreasonably withheld), nor shall HNC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

              (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless HNC, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls HNC within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which HNC or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will indemnify and reimburse HNC or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by HNC or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER that the total amounts payable in indemnity by a Holder under this subsection 1.9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

              (c) NOTICE. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section

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1.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is HNC, HNC shall have the right and obligation to control the defense of such action, and if HNC fails to defend such action it shall indemnify and reimburse the Selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; PROVIDED, HOWEVER, that: (i) HNC shall also have the right, at its option, to assume and control the defense of any action with respect to which HNC or any person entitled to be indemnified by the Selling Holders under Section 1.9(b) is entitled to indemnification from the Selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with HNC and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

              (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agree-ments of HNC and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "AMENDED PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this
Section 1.9, at or prior to the time such action is required by the Securities Act.

              (e)    SURVIVAL. The obligations of HNC and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

       1.10 DURATION AND TERMINATION OF HNC'S OBLIGATIONS. HNC will have no obligations pursuant to Section 1.2 of this Agreement with respect to any request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) if the Permitted Window pursuant to this Agreement has been completed as provided herein; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

       1.11 ACKNOWLEDGMENT OF OTHER AGREEMENTS. The Holders acknowledge that other security holders may hold registration rights that may allow them to participate in a registration and registration statement effected pursuant to this Agreement and that HNC may enter into one or more agreements pursuant to which HNC grants registration rights to a third party or parties that may be exercised during the Registration Period and/or at other times.

2.     ASSIGNMENT

       Notwithstanding anything herein to the contrary, the rights of a Holder under this Agreement may be assigned only with HNC's express prior written consent, which may be withheld in HNC's sole discretion and only to a person who executes and delivers to HNC a writing reasonably satisfactory in form and substance to HNC in which such person agrees to be bound by all the obligations of the Holders under this Agreement; PROVIDED, however, that the rights of a Holder under this Agreement may be assigned without HNC's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, PROVIDED that, in each case, the assignee executes and delivers to HNC a writing reasonably satisfactory in form and substance to HNC in which such assignee agrees to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without HNC's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "PERMITTED ASSIGNEES" for purposes of this Section 2: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; or (c) immediate family members of a Holder.

3.     GENERAL PROVISIONS

       3.1 NOTICES. Unless otherwise provided herein, all notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed to have been given (a) when personally served or when delivered by facsimile (to the facsimile number of the person to whom the notice is given), (b) the first business day following the date of deposit with a nationally recognized overnight courier service or (c) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, via first class certified or registered mail, postage prepaid, addressed as follows:

              (i) IF TO HNC, at 5935 Cornerstone Court West, San Diego, California 92121, Attention: President; Fax Number: (619) 799-1501; and

              (ii) IF TO A HOLDER, at such Holder's respective address or facsimile number as set forth on the signature page of this Agreement.

              Any party hereto (and such party's permitted assigns) may by notice so given change its address and fax number for future notices hereunder.

       3.2 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

       3.3 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of HNC and Holders who have executed this Agreement and own a majority of all the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of each Holder and HNC.

       3.4 GOVERNING LAW. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

       3.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

       3.6 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

       3.7 CAPTIONS. The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

       3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       3.9 EFFECTIVENESS OF AGREEMENT. Regardless of when signed, this Agreement will not become effective or binding unless and until the Effective Time of the Merger.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.



HNC SOFTWARE INC.                          SECURITY HOLDERS

BY:  /s/ Kenneth J. Saunders               /s/ James Kell Canty
    ----------------------------------     ----------------------------------
                                           James Kell Canty
NAME:  KENNETH J. SAUNDERS
      --------------------------------     ADDRESS:
                                                   --------------------------
TITLE:  CHIEF FINANCIAL OFFICER
       -------------------------------             --------------------------

                                           FACSIMILE NO.:
                                                          -------------------

                                           /s/ Jeffrey A. Collins
                                           ----------------------------------
                                           Jeffrey A. Collins

                                           ADDRESS:
                                                   --------------------------

                                                   --------------------------

                                           FACSIMILE NO.:
                                                          -------------------


                                           /s/ Peter Hoeve
                                           ----------------------------------
                                           Peter Hoeve

                                           ADDRESS:
                                                   --------------------------

                                                   --------------------------

                                           FACSIMILE NO.:
                                                          -------------------


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]